Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 321 N Clark St 32nd Floor Chicago, Illinois 60654 312.499.6300 main 312.499.6301 fax www.sheppardmullin.com
February 22, 2024
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special counsel for LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (“LKQ Finance”), LKQ Corporation, a Delaware corporation (“LKQ Corp”), and the subsidiaries of LKQ Corp listed on Schedule A hereto (the “Subsidiary Guarantors”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) common stock, par value $0.01 per share (the “Common Stock”) of LKQ Corp; (b) LKQ Corp’s senior debt securities (the “LKQ Corp Debt Securities”), which may be fully and unconditionally guaranteed by the Subsidiary Guarantors, and which may be issued pursuant to an indenture, the form of which is attached as Exhibit 4.18 to the Registration Statement, as supplemented on or after the date hereof (the “LKQ Corp Indenture”), among LKQ Corp, the Subsidiary Guarantors, a trustee to be named (the “Trustee”) and a paying agent, transfer agent, and registrar to be named (the “Agent”); (c) warrants of LKQ Corp (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between LKQ Corp and the warrant agent to be named therein (the “Warrant Agent”); (d) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between LKQ Corp and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (e) units (the “Units”) to be issued under one or more unit agreements to be entered into among LKQ Corp and a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”); (f) guarantees (the “LKQ Corp Guarantees”) of the LKQ Corp Debt Securities by the Subsidiary Guarantors; (g) LKQ Finance’s senior debt securities (the “LKQ Finance Debt Securities” and, together with the LKQ Corp Debt Securities, the “Debt Securities”), which may be fully and unconditionally guaranteed by LKQ Corp and the Subsidiary Guarantors, and which may be issued pursuant to an indenture, the form of which is attached as Exhibit 4.19 to the Registration Statement, as supplemented on or after the date hereof (the “LKQ Finance Indenture” and, together with the LKQ Corp Indenture, the “Indentures”), among LKQ Finance, LKQ Corp, the Subsidiary Guarantors, the Trustee and the Agent; and (h) guarantees (the “LKQ Finance Guarantees” and, together with the Common Stock, the Debt Securities, the Warrants, the Purchase Contracts, the Units, and the LKQ Corp Guarantees, the “Securities”) of the LKQ Finance Debt Securities by LKQ Corp and the Subsidiary Guarantors. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities Act.
In connection with this opinion letter, we have reviewed and relied upon the Registration Statement, the LKQ Corp Indenture, the LKQ Finance Indenture, the Debt Securities, the LKQ Corp Guarantees, the LKQ Finance Guarantees, LKQ Corp’s Restated Certificate of Incorporation, dated July 24, 2014, in effect on the date hereof (the “Certificate”), LKQ Corp’s Amended and Restated Bylaws as of May 7, 2019, in effect on the date hereof (the “Bylaws” and together with the Certificate, the “Charter Documents”), the proceedings taken by LKQ Corp, LKQ Finance, and the Subsidiary Guarantors with respect to the authorization of the LKQ Corp Indenture, the LKQ Finance Indenture, and the Securities pursuant to resolutions adopted by the board of directors (or comparable governing body) of LKQ Corp, LKQ Finance, and the Subsidiary Guarantors, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion letter. We have also obtained from public officials and officers of LKQ Corp, LKQ Finance, and the Subsidiary Guarantors certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we

February 22, 2024

have relied on such certificates and comparable documents without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
With respect to the foregoing documents, we have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that the Trustee will duly authorize, execute and deliver the LKQ Corp Indenture and the LKQ Finance Indenture. We have assumed further that LKQ Finance and the Subsidiary Guarantors that are incorporated or formed in Oregon, Pennsylvania, and Indiana (LKQ Finance and such Subsidiary Guarantors which are listed on Schedule B hereto, the “Specified LKQ Entities”) are validly existing and in good standing under the laws of The Netherlands, the State of Oregon, the Commonwealth of Pennsylvania, or the State of Indiana, as applicable, and that each Specified LKQ Entity has the power, authority and legal right to execute, deliver and perform the LKQ Corp Indenture, the LKQ Finance Indenture, the LKQ Corp Debt Securities, the LKQ Finance Debt Securities, the LKQ Corp Guarantees, and the LKQ Finance Guarantees, as applicable. We have assumed further that each of the Specified LKQ Entities will duly authorize, execute and deliver the LKQ Corp Indenture, the LKQ Finance Indenture, the LKQ Corp Debt Securities, the LKQ Finance Debt Securities, the LKQ Corp Guarantees, and the LKQ Finance Guarantees, as applicable. With respect to all matters of Pennsylvania law, we note that you are relying on an opinion of Cozen O’Connor, which is filed as Exhibit 5.2 to the Registration Statement. With respect to all matters of Oregon law, we note that you are relying on an opinion of Stoel Rives LLP, which is filed as Exhibit 5.3 to the Registration Statement. With respect to all matters of Indiana law, we note that you are relying on an opinion of Barnes & Thornburg LLP, which is filed as Exhibit 5.4 to the Registration Statement. With respect to all matters of the laws of The Netherlands, we note that you are relying on an opinion of Baker & McKenzie Amsterdam N.V., which is filed as Exhibit 5.5 to the Registration Statement
We have relied as to certain matters on information obtained from public officials, officers of LKQ Corp, LKQ Finance, and the Subsidiary Guarantors and other sources believed by us to be responsible.
Based upon the foregoing, and subject to the qualifications set forth herein, in our opinion:
1.With respect to any shares of Common Stock to be offered by LKQ Corp pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock has been duly authorized by all necessary corporate action of LKQ Corp and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, the prospectus included in the Registration Statement, any applicable prospectus supplement, any applicable purchase, underwriting, sales, or similar agreement, and such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.Assuming the LKQ Corp Indenture has been duly authorized, executed and delivered by LKQ Corp, the Trustee, the Agent, and the Subsidiary Guarantors, and when any supplemental indenture to the LKQ Corp Indenture to be entered into in connection with the issuance of any LKQ Corp Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, LKQ Corp and, if applicable, the Subsidiary Guarantors; the specific terms of a particular series of LKQ Corp Debt Securities have been duly authorized and established in accordance with the LKQ Corp Indenture; and such LKQ Corp Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the LKQ Corp Indenture and the applicable underwriting or other agreement against payment therefor, such LKQ Corp Debt Securities will constitute valid and binding obligations of LKQ Corp and each of the LKQ Corp Guarantees thereof by each Subsidiary Guarantor will constitute valid and binding obligations of each respective Subsidiary Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we

February 22, 2024

express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the LKQ Corp Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of LKQ Corp’s or any Subsidiary Guarantor’s obligation.
3.When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and LKQ Corp; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of LKQ Corp, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
4.When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and LKQ Corp; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of LKQ Corp, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
5.When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and LKQ Corp; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of LKQ Corp, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights.
6.Assuming the LKQ Finance Indenture has been duly authorized, executed and delivered by LKQ Corp, LKQ Finance, the Subsidiary Guarantors, the Trustee and the Agent, and when any supplemental indenture to the LKQ Finance Indenture to be entered into in connection with the issuance of any LKQ Finance Debt Securities have been duly authorized, executed and delivered by the Trustee, the Agent, LKQ Corp, LKQ Finance, and, if applicable, the Subsidiary Guarantors; the specific terms of a particular series of LKQ Finance Debt Securities have been duly authorized and established in accordance with the LKQ Finance Indenture; and such LKQ Finance Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the LKQ Finance Indenture and the applicable underwriting or other agreement against payment therefor, such LKQ Finance Debt Securities will constitute valid and binding obligations of LKQ Finance and each of the LKQ Finance Guarantees thereof by LKQ Corp and each Subsidiary Guarantor will constitute valid and binding obligations of LKQ Corp and each respective Subsidiary Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no

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opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the LKQ Finance Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of LKQ Finance’s, LKQ Corp’s or any Subsidiary Guarantor’s obligation.
In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the board of directors (or comparable governing body) of LKQ Corp, LKQ Finance, or the applicable Subsidiary Guarantors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iii) the Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto, (other than as expressly covered above in respect of LKQ Corp, LKQ Finance, and each Subsidiary Guarantor); and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the LKQ Corp, LKQ Finance, or any Subsidiary Guarantor of any such security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the LKQ Corp, LKQ Finance, or any Subsidiary Guarantor and (ii) any Warrant Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York.
The foregoing opinions are subject to the additional qualifications that we express no opinion as to (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other rights or benefits bestowed by operation of law, (ii) releases or waivers of unmatured claims or rights or (iii) provisions for liquidated damages and penalties, penalty interest and interest on interest.
We express no opinion as to the existence or adequacy of consideration received by LKQ Corp or any Subsidiary Guarantor for the LKQ Corp Guarantees or the LKQ Finance Guarantees.
We do not express any opinion herein on any laws other than the law of the States of New York, California, Illinois, Texas, and Maryland, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to LKQ Corp, LKQ Finance, the Subsidiary Guarantors, the Charter Documents, the Securities, or the Registration Statement.

February 22, 2024

Very truly yours,
/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

Schedule A
Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction of Incorporation or Formation
A&A Auto Parts Stores, Inc.	Pennsylvania
American Recycling International, Inc.	California
Assured Quality Testing Services, LLC	Delaware
Automotive Calibration & Technology Services, LLC	Delaware
DriverFx.com, Inc.	Delaware
Global Powertrain Systems, LLC	Delaware
KAIR IL, LLC	Illinois
KAO Logistics, Inc.	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
LKQ Auto Parts of Central California, Inc.	California
LKQ Best Automotive Corp.	Delaware
LKQ Central, Inc.	Delaware
LKQ Foster Auto Parts, Inc.	Oregon
LKQ Investments, Inc.	Delaware
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Midwest, Inc.	Delaware
LKQ Northeast, Inc.	Delaware
LKQ Pick Your Part Central, LLC	Delaware
LKQ Pick Your Part Midwest, LLC	Delaware
LKQ Pick Your Part Southeast, LLC	Delaware
LKQ Southeast, Inc.	Delaware
LKQ Taiwan Holding Company	Illinois
LKQ Trading Company	Delaware
North American ATK Corporation	California
Pick-Your-Part Auto Wrecking	California
Potomac German Auto, Inc.	Maryland
Redding Auto Center, Inc.	California
Warn Industries, Inc.	Delaware
Earl Owen Co.	Texas
Uni-Select USA Holdings, Inc.	Delaware
FinishMaster, Inc.	Indiana
Uni-Select USA LLC	Delaware

Schedule B
Specified LKQ Entities

Subsidiary Guarantor	Jurisdiction of Incorporation or Formation
A&A Auto Parts Stores, Inc.	Pennsylvania
KAO Logistics, Inc.	Pennsylvania
Keystone Automotive Operations, Inc.	Pennsylvania
LKQ Foster Auto Parts, Inc.	Oregon
FinishMaster, Inc.	Indiana